Exhibit 10.35

ICBC (Industrial & Commercial Bank of China) Beijing Branch

Code: 2010 Zhongguanchun 0347

Small Business Loan Contract

(2009 Edition)

ICBC (Industrial & Commercial Bank of China), Beijing Branch

Lender: Industrial & Commercial Bank of China (ICBC), Beijing Zhongguanchun Branch

Responsible person: Men Yuehong              Contact:

Residence (address):                                     Zip Code:

Phone:          Fax:         E-mail:

Borrower: Beijing Wowjoint Machinery Co. Ltd.

Legal representative:  Liu Yabin                   Contact:

Residence (address):                                      Zip Code:

Phone:          Fax:         E-mail:

The Borrower and the Lender through fair consultation agrees on the terms on which the Lender shall grant loans to the Borrower. This contract is entered into so as to reflect such agreements.

Section 1: Loan Terms

Article 1: Loan purpose

The purpose of the loan under this contract is for procurement. Without written consent of the Lender, the Borrower may not borrow for other purposes. The Lender shall have the right to monitor use of loan funds.

Article 2: Loan amount and term

2.1 Currency of borrowing under this contract is RMB. The amount is 10 million.

2.2 The loan term is 1 year, starting from the actual date of withdrawal (if withdraw in phases, then start from the date of first withdrawal). The actual date of withdrawal corresponds to the date on the borrowing certificate.

Article 3: Interest rate, interest and fees

3.1 Methods to determine interest rates on RMB loans:

Interest rates on RMB loans can be determined using the following 2 methods:
(1) fixed interest rate, annual interest rate 5.56% Interest rate remains unchanged during the life of the contract.

(2) Floating interest rate, borrowing rates is calculated using the benchmark lending rate plus a floating rate, of which the benchmark lending rate is set on withdrawal date (withdrawal date or contract effective date) and uses the agreed loan period in Article 2.2 corresponding to the People's Bank of China benchmark lending rate for the same period. Floating rate is set for Float upward (Float upward / float downward / zero) by 5%. The floating rate range shall remain unchanged during the life of the contract. After loan withdrawal, the borrowing rate is to set to 12 (1/3/6/12) months for the first loan period for interest rate calculation. The second rate-setting date is corresponding to the date of the end of the first loan period; if at the time of rate setting, the month does not have a corresponding date to the loan withdrawal date, then the date is set to the last day of the month, and so on. If the borrowing is in phases, the borrowing rate is adjusted according to the following A method:

A. During the same period, regardless of how many withdrawals, the interest rates are determined on the interest setting date, and all of the loans will be adjusted at the same time during the next period.

B. Each withdrawal is determined and adjusted separately.

C. Others: N/A

3.2 Methods to determine interest rates on foreign currency loans:

Interest rates on foreign currency loans can be determined using the following N/A methods:
(1) fixed interest rate, annual interest rate N/A% Interest rate remains unchanged during the life of the contract.

(2) Floating interest rate, borrowing rate is set to N/A Months N/A (LIBOR / HIBOR) as the base rate plus N/A Basis points (a basis point = 0.01%) to determine a floating interest rate. During the contract period, basis point spread remains unchanged. If the borrowing is in phases, the borrowing rate is determined separately for each withdrawal. After the withdrawal, base rate is adjusted and calculated based on the following N/A method:

A. Base rate is adjusted corresponding to the period. The second rate-setting date is corresponding to the date of the end of the first loan period; if at the time of rate setting, the month does not have a corresponding date to the loan withdrawal date, then the date is set to the last day of the month, and so on.

B. Base rate is adjusted on the first day of each interest period.

C. Others: N/A

3.3 Interest on borrowing under this contract is accrued daily starting from the actual date of withdrawal, based on monthly (monthly / quarterly / half yearly) interest settlement. At loan maturity, interest and principal must be repaid fully at the same time. Daily interest rate = annual interest rate / 360.

3.4 Penalty rate for overdue loans is calculated using the original loan interest rate plus 50% surcharge. Penalty rate for misappropriated loans is calculated using the original loan interest rate plus 50% surcharge.

Article 4: Loan withdrawal

The Borrower shall borrow money based on actual needs. The first loan withdrawal must be before 2010.12.31 and the last withdrawal must be before 2011.6.30. Otherwise the Lender shall have the right to cancel all or part of the loan.

Article 5: Loan repayment

5.1 The Borrower shall choose the following 2 ways to repay loans:

(1) One-time loan repayment on final maturity date.

(2) Amortization in accordance with the following repayment plans (if there is more content, additional pages can be attached):

Planned repayment time 2011.08.25
Planned repayment amount (in RMB’00000) 100

5.2 Under the following circumstances, the Borrower shall repay loans immediately after funds are available. The Borrower is not required to pay compensation due to early repayment:

        N/A

5.3 Except circumstances outlined in Clause 5.2, the Borrower is required to pay N/A% of prepayment amount to the Lender as compensation.

Article 6: Guarantee

6.1 This is a secured loan, the security for the loan is guarantee.

6.2 The loan guarantee is for maximum amount guarantee, the corresponding maximum guarantee contract is as follows:

Maximum guarantee contract name:                  (Code:            )

Guarantor: Beijing Zhongguanchun Sci-tech Guaranty Co., Ltd.

Article 7: Financial Covenants (optional provision, applicable □ not applicable X)

During the life of the contract, the Borrower shall comply with the following financial covenants:

            N/A

Article 8: Dispute Resolution

The dispute settlement shall adopt method (2):

(1) Submit the dispute to N/A arbitration commission, using the arbitration rules in force at the time of arbitration application submission, in N/A (arbitration venue) for arbitration. Arbitration award is final and binding on both parties.

(2) Litigation on the court where the Lender is located.

Article 9: Other matters

9.1 The contract shall have ______ copies, of which the Borrower and the Lender each hold ______ copies. All copies are legally valid.

9.2 The following annexes and other mutually agreed upon annexes form an integral part of this contract. These annexes are as legally valid as the contract:

Annex 1: Notice of Withdrawal (format)

Annex 2: Entrust Payment Agreement

Article 10: Other matters agreed by both parties

              N/A

Section 2: Small Business Loan Contract Terms

Article 1: Interest rates and interest

1.1 In foreign currency borrowings, LIBOR is set two banking days prior to the withdrawal date or the benchmark interest rate adjustment date (11:00am London time) using the same currency interbank offered rate displayed on the Reuters Financial Telecommunication Terminal "LIBOR=" page. HIBOR is set two banking days prior to the withdrawal date or the benchmark interest rate adjustment date (11:15am Hong Kong time) using Hong Kong Dollar interbank offered rate displayed on the Reuters Financial Telecommunication Terminal "HIBOR=" page.

1.2 If the contract loan interest rate uses floating interest rate, original loan interest rate adjustment rules apply to overdue loans.

1.3 If loan interest is settled on a monthly basis, interest settlement date is the 20th day of each month; if quarterly interest settlement, interest settlement date is the 20th day of quarter-end month; if settled on a half-year basis, interest settlement date is June 20th and December 20th.

1.4 The first interest period is from the actual loan withdrawal date to the first interest settlement date; the last interest period is from the prior interest settlement date to the final maturity date; remaining interest period is from the prior interest settlement date to the next interest settlement date.

1.5 The Lender shall adjust lending rates in accordance with the regulations of the People's Bank of China, and the Lender shall not give separate notice to the Borrower.

Article 2: Loan withdrawal and payment

2.1 The Borrower must meet the following prerequisites before loan withdrawal, otherwise the Lender has no obligation to make loans to the Borrower, unless the Lender agrees otherwise:

(1) except credit loans, the Borrower has provided corresponding guarantee as requested by the Lender, which has been duly prepared and executed. Furthermore no adverse change to the guarantee that may impact the Lender has occurred.

(2) Upon each withdrawal, the representations and warranties made by the Borrower remain true, accurate and complete; and there has not been any breach of this contract or other contracts, which the Borrower and the Lender have signed.

(3) Evidence provided for the loan purposes is in line with the agreed loan purposes.

2.2 If the Borrower uses the loans for fixed asset investment, in addition to meet the prerequisites as described in Section 2.1, the Borrower must also meet the following prerequisites:

(1) The project that uses the loans has been examined, approved or filed with the authorized governmental departments (if needed).

(2) Capital and other matching funds required for the project have been contributed in terms of percentage and timing according to plan.

(3) No cost overruns have occurred or the cost overruns have been resolved internally.

(4) The project has been progressed according to plan, and actual project progress has matched the actual amount of investment to date.

2.3 The Borrower shall submit withdrawal notice to the Lender at least five banking days before withdrawal date. Once the withdrawal notice is submitted, without the written consent of the Lender, it shall not be revoked.

2.4 After the Borrower meets the prerequisites for withdrawal or the Lender consents to make loans beforehand, once the Lender transfers the loan funds to the Borrower’s designated account, the Lender is deemed to have made loans to the Borrower in accordance with the contract.

2.5 According to the relevant regulatory requirements and management requirements of the Lender, the Lender shall pay to the transaction counterparties based on the Borrower’s withdrawal request and payment authorization for any loans using the entrust payment method. To this end, the Borrower and the Lender shall enter into a separate entrust payment agreement as an annex to the contract, and the Borrower shall open or designate an account at the Lender’s branch to handle such entrust payments.

Article 3: Loan repayment

3.1 The Borrower shall repay the loan principal, interest and other payables in full and on time in accordance with the contract. On the last banking day prior to the loan repayment date and the interest payment date, the Borrower shall deposit the full amount of current interest payable, principal payable and other payables at the repayment account opened at the Lender. The Lender shall have the right to initiate deduction on the loan repayment date and interest payment date, or require the borrower to coordinate with the payment deduction procedures. If the amount in the repayment account was insufficient to pay all amounts due, the Lender shall have the right to determine the repayment order.

3.2 If the Borrower wants to apply for early repayment of all or part of the loans, the Borrower shall 10 banking days in advance submit a written application to the Lender. After the Lender consents, the Borrower shall pay compensation to the Lender in accordance with the contract.

3.3 If the Lender consents to early repayment, the Borrower shall pay the loan principal, interest and other payments due and payable up to the prepayment date on that date.

3.4 The Lender shall have the right to demand loan prepayment based on the Borrower’s collection of funds for repayment.

3.5 The interest period is shortened due to early loan repayment by the Borrower or early recovery of loans by the Lender in accordance with the contract, the interest rate level is not adjusted accordingly and remains the same as the original loan rate.

Article 4: Guarantees

4.1 Except credit loans, the Borrower shall provide to the Lender acceptable, legitimate and effective guarantee as required performance of its obligations under this contract. A separate guarantee contract is to be signed.

4.2 If the collateral suffers any damage, depreciation, ownership disputes, seizure or detention, unauthorized disposition of collateral by the collateral provider, or the guarantor suffers adverse changes in its financial position or other changes which have unfavorable impact on the security claims of the Lender, the Borrower shall promptly notify the Lender and provide other security approved by the Lender.

4.3 The Lender agrees that loans under this contract shall be collateralized by pledge of accounts receivables of the Borrower. During the life of the contract, under one of the following circumstances the Lender shall have the right to declare that the loans are immediately due, and require the Borrower to repay immediately some or all of the loan principal and interest or give additional security which is approved by the Lender as legal, valid and sufficient:

(1) Accounts receivables’ bad debt ratio has increased for 2 consecutive months.

(2) Overdue accounts receivables make up 5% or more of the total accounts receivables balance for the same customer.

(3) The guarantor, the customer and/or other third party are involved in trade disputes (including but not limited to quality, technology and service-related disputes) or debt disputes, resulting in accounts receivable not being able to be paid on time.

Article 5: Account management

5.1 The loans are for working capital used by the Borrower in its production and operation, the Borrower shall use the designated account opened at the Lender, which will be used to collect loan repayment funds generated from corresponding sales revenue or planned repayment fund. If the corresponding sales use non-cash settlement, the Borrower shall ensure timely funds transfer to the designated account after receipt of payment.

5.2 The Lender shall have the right to regulate the designated account, including but not limited to understanding and monitoring of money transfer in and out. The Borrower shall coordinate accordingly. If requested by the Lender, the Borrower shall enter into a designated account regulation agreement with the Lender.

Article 6: Representations and warranties

The Borrower makes the following representations and warranties to the Lender, which shall remain in effect during the life of the contract:

6.1 The Borrower shall have the legal qualification and ability to sign and perform under this contract.

6.2 Before signing of this contract, all the necessary authorization or approval has been obtained. Signing and performance of this contract is not in violation of the Articles of Association, shareholders and investment agreements, joint venture agreements, partnership agreements and related laws and regulations. Furthermore there is no conflict with other obligations under other contracts.

6.3 Other scheduled debt payments have been made on time. There is no malicious behavior in terms of delaying payment of bank loan principal and interest.

6.4 In the recent one year of production and operation, there was no major act of violation of laws and regulations, and the current senior management personnel has no serious bad record.

6.5 All documents and information provided to the Lender have been true, accurate, complete and effective; there is no false record, major omission or misleading statement.

6.6 The Borrower has not concealed from the Lender any litigation, arbitration or damage claim event, which the Borrower has been involved in.

6.7 If the loan is used for fixed asset investment, the Borrower shall ensure that the related project and borrowing is in compliance with all legal and regulatory requirements.

Article 7: Borrower’s commitments

7.1 The Borrower shall withdraw and use loans in accordance with the contract terms. The loans cannot in any form flow into the stock market, futures market and other areas, which are prohibited or restricted by the relevant laws and regulations.

7.2 The Borrower shall repay loan principal, interest and other payables in accordance with this contract.

7.3 The Borrower shall accept and actively cooperate with the Lender to do account analysis, certificate inspection, site investigation, etc., for the purpose of inspect and supervise the use of loan funds. Furthermore the Borrower shall provide periodic summary reports of the use of funds as requested by the Lender.

7.4 The Borrower shall accept credit check by the Lender, shall timely provide true, accurate, and complete financial information and other information requested by the Lender which reflect the Borrower’s solvency, including all banks, bank accounts, deposits, etc., and shall actively assist and cooperate with the Lender in the investigation, understanding and supervision of its production, operation and financial circumstances.

7.5 The Borrower shall not pay dividends and bonuses in any form before paying off the loan principal, interest and other payables under the contract.

7.6 Prior to merger, split, capital reduction, changes in ownership, addition of partners, withdrawal of partners, transfer of major assets and debts, major outside investments, substantial increase in debt financing and any other actions which may adversely affect the interests of the Lender, the Borrower shall obtain prior written consent from the Lender.

7.7 If one of the following circumstances occurs, the Borrower shall timely notify the Lender:

(1) Change of the name, seal, articles of incorporation, domicile, legal representative or responsible person, address and other matters.

(2) Going out of business, dissolution, liquidation, being ordered to stop business, revocation of business license, or application (by application) for bankruptcy.

(3) Already or may be involved in major economic disputes, litigation, arbitration, seizure, detention or mandatory enforcement of assets, being investigated by judicial, tax, commerce and other government bodies or having been given punitive measures.

(4) The shareholders, directors, current senior management personnel or investors have been involved in major cases or economic disputes.

7.8 Promptly, fully and accurately disclose to the Lender any related party relationships and transactions.

7.9 Sign all notices mailed or delivered using other methods by the Lender in a timely manner.

7.10 Not to reduce its solvency through disposal of its own assets; provide guarantees to third parties without prejudice to the interests of the Lender.

7.11 Take responsibility for the costs incurred due to establishment and performance of this contract, and the costs already incurred or will incur by the Lender for the realization of claims, including but not limited to litigation or arbitration fees, property preservation fees, legal fees, implementation fees, assessment fees, auction fees, notice fees, etc.

7.12 The Borrower’s debt obligation under the contract shall have priority claim before its debt to shareholders, legal representatives or responsible persons, partners, major investors or key management personnel, and shall enjoy equal position as other creditors of similar debt.

Article 8: Lender’s commitments

8.1 The Lender shall make loans to the Borrower in accordance with the contract.

8.2 The Lender shall keep confidential any non-public data and information related to the Borrower’s finance, production and operation, with the exception of disclosure due to requirements by laws and regulations or otherwise agreed in this contract.

Article 9: Events of default

9.1 One of the following events constitutes a default by the Borrower:

(1) The Borrower has not paid loan principal, interest and other payables in accordance with the contract, has not fulfilled its obligations or is in breach of any representation, warranty or commitment under the contract.

(2) Changes to the guarantee that adversely impact the claims of the Lender have occurred, and the Borrower has not provided the Lender other approved security.

(3) The Borrower is unable to pay any other debt due (including debt being declared for early repayment), or other non-performance or breach of obligations under other agreements, which have or may affect its fulfillment of obligations under this contract.

(4) The Borrower's profitability, solvency, operations, cash flows and other financial indicators drop below the agreed standards, or deterioration has occurred which have or may affect its fulfillment of obligations under this contract.

(5) Major adverse changes to the Borrower’s production, operation, outside investment and so on, which have or may affect its fulfillment of obligations under this contract.

(6) The Borrower, its shareholders, legal representatives or responsible persons, partners, principal individual investors or key management personnel have been or may be involved in major economic disputes, litigation, arbitration, seizure, detention or mandatory enforcement of assets, investigation by judicial or administrative authorities or having been given punitive measures, media exposure due to violation of relevant state regulations or policies, which have or may affect its fulfillment of obligations under this contract.

(7) Changes in the Borrower’s equity or controlling relationships, partnerships and joint venture relationships, or partners, principal individual investors, key management personnel’s abnormal changes, being missing, being investigated by judicial authorities or being restricted of personal freedom, which have or may affect its fulfillment of obligations under this contract.

(8) The Borrower uses bogus contracts between related parties and transactions without actual trade in order to get loans and credit from the Lender, or intends to evade the Lender’s claims through related party transactions.

(9) The Borrower has been or may be going out of business, in dissolution, in liquidation, ordered to stop business, in revocation of business license, in application (or by application) for bankruptcy.

(10) The Borrower’s breach of food safety, production safety, environmental protection and other related laws, regulations, regulatory requirements or industry standards, results in accidents, which have or may affect its fulfillment of obligations under this contract.

(11) The Borrower’s legal representatives, responsible persons, partners, principal individual investors or key management personnel are involved in triad activities, drug abuse, gambling, smuggling and other unlawful offenses.

(12) The Borrower has not paid taxes in arrears, not paid fees or regularly not paid wages in arrears.

(13) Other situations that may adversely impact the realization of the Lender’s claims under this contract.

9.2 If the events of default occur, the Lender shall have the right to take one or more of the following measures:

(1) Require the borrower to cure the default within a time limit.

(2) Stop loans and other financing instrument under this contract and other contracts entered into between the Lender and the Borrower, and cancel some or all of the undrawn loans and other financing instrument.

(3) Declare that all outstanding loans and other financing instrument under this contract and other contracts entered into between the Lender and the Borrower immediately due in order to immediately recover all outstanding amounts.

(4) Require the Borrower to compensate for damages caused to the Lender due to its breach of contract.

(5) Other measures required by laws, regulations and this contract, or deemed necessary by the Lender.

9.3 The Borrower fails to repay loans already due (including being declared immediately due), the Lender has the right to charge penalty interest corresponding to overdue loans starting from the overdue date. If the Borrower fails to pay interest on time, the Borrower shall charge penalty interest on the interest payables using rates corresponding to overdue loans.

9.4 If the Borrower fails to use the loans in accordance with agreed purposes, the Lender shall have the right to charge penalty interest rate corresponding to misappropriated loans on the portion of loans that has been misappropriated, starting from the date of misappropriation. If the Borrower fails to pay interest during the misappropriated loan period, the Lender shall charge penalty interest on the interest payables using rates corresponding to misappropriated loans.

9.5 If 9.3 & 9.4 occur simultaneously, the Lender shall charge the highest penalty rate, but is not allowed to double charge.

9.6 If the Borrower does not repay the loan principal, interest (including default interest and compound interest) and other payments due, the Lender shall have the right to make collection announcements through the media.

9.7 If the Borrower's related parties, control relationship between the Borrower and the related parties, circumstances outside of Article 9.1 (1)&(2) occur to the related parties, which have or may affect its fulfillment of its obligations under this contract, the Lender shall have the right to take all measures in accordance with this contract.

Article 10: Deduction

10.1 If the Borrower fails to repay debt due in accordance with the contract (including debt declared immediately due), the Lender shall have the right to deduct from all of the Borrower’s RMB and foreign currency accounts with the Lender and/or ICBC’s other branches the corresponding amount until the Borrower has fully repaid all debts under the contract.

10.2 If the amount deducted is in a different currency from the debt, the Lender’s applicable exchange rates on the deduction date shall apply. The interest and other costs incurred during the period from the deduction date to the final settlement date (which is the date the Lender in accordance with state foreign exchange management policy deducts the amount, converts to the same currency and clear all debts under the contract), as well as any differences generated due to exchange rate fluctuations during this period shall be borne by the Borrower.

10.3 If the deducted amount by the Lender is insufficient to satisfy all debts of the Borrower, the Lender shall have the right to determine the repayment order.

Article 11: Transfer of rights and obligations

11.1 The Lender shall have the right to transfer part or all of its rights under this contract to a third party, and it is not necessary for the Lender to obtain the consent of the Borrower for such transfer. Without the written consent of the Lender, the Borrower may not transfer any of its rights and obligations under the contract.

11.2 Due to operation and management needs, the Lender or the Industrial and Commercial Bank of China Ltd. ("ICBC") can authorize or delegate ICBC’s other branches to perform the rights and obligations under the contract, or assign claims under this contract to ICBC’s other branches to undertake and manage. The Borrower hereby consents, and it is not necessary for the Lender to obtain further consent from the Borrower. The branch, which undertakes the contract, shall be entitled to exercise all rights under this contract and shall have the right to dispute under this contract through litigation, arbitration or application to enforce claims using its own name.

Article 12: Effectiveness, amendment and termination

12.1 The contract shall be effective starting from the date of signing and shall terminate when the Borrower has fulfilled all of its obligations under this contract.

12.2 Any changes to this contract shall be agreed in writing by both parties. Amended terms or agreements shall form an integral part of the contract and has the same legal effect as this contract. Except the amended portion, the rest of this contract is still valid, and the original terms are still valid before the effective date of the changes.

12.3 The contract amendment and termination does not affect the rights of the parties to seek compensation for losses. The termination of this contract does not affect the validity of the dispute settlement provisions.

Article 13: Application of the laws and dispute resolution

PRC laws are applicable to the contract’s formation, validity, interpretation, performance and dispute settlement. For any controversies and disputes arising out of or relating to this contract, both parties shall first resolve through consultation. If both parties cannot negotiate or negotiation cannot reach an agreement, it shall be resolved through the resolution method stipulated in this contract.

Article 14: Complete contract

Section 1 "Loan Terms" and Section 2 "Small Business Loan Contract Terms" together form a complete loan contract. The same terms have the same meaning in both sections. Both sections are binding on the Borrower.

Article 15: Notices

15.1 All notices under the contract shall be sent in writing. Unless otherwise agreed, the parties set forth in this contract designated home address for communication and contact. If mailing address or other contact information is changed, the party shall in writing promptly notify the other party.

15.2 If one of the parties refuses to sign or there occurs other situations that cause the notices not able to be delivered, the party may deliver using notary or public announcement method.

Article 16: Other matters

16.1 The Lender’s lack of exercise, partial exercise or delay in exercising any rights under the contract shall not constitute a waiver or change of such rights or other rights, nor shall it affect the further exercise of such rights or other rights.

16.2 Any invalid or unenforceable provision of this contract will not affect the validity and enforceability of other provisions, nor affect the validity of the contract.

16.3 Following the provisions of relevant laws and regulations as well as the requirement of the financial regulatory agencies, the Lender shall have the right to provide information relating to this contract and the Borrower to the People's Bank of China’s credit system and other credit information database established by law, for query and use by appropriately qualified agency or individual. The Lender shall also have the right to query information related to the Borrower through the People's Bank of China’s credit system and other credit information database established by law, for the purpose of establishing and performing under this contract.

16.4 This contract’s use of terms such as "related parties", "related party relationships", "related party transactions", "major individual investors", "key management personnel" and others shall have the same meaning as in the "Accounting Standards for Enterprises No. 36 - - Related Party Disclosures"(Accounting [2006] 3) issued by the Ministry of Finance as well as subsequent amendments to the guidelines.

16.5 The Lender produces and retains loan documents and certificates in accordance with its business practice, which shall constitute effective proof of debtor-creditor relationship between Borrower and Lender and are binding on the Borrower.

16.6 In this contract, (1) any reference to this contract shall include any amendment or supplement; (2) Headings are for reference only and does not constitute any interpretation of this contract, nor shall they constitute any restrictions of the content and scope under the headings; (3) during the performance of this contract, if a withdrawal date or repayment date falls on a non-banking day, the date will be postponed to the next banking day.

Both sides confirm that: both Lender and Borrower have fully discussed all the terms of this contract. The Lender has specifically asked the Borrower to pay special attention to the clauses, which outline the rights and obligations of both parties, and to have comprehensive and accurate understanding of all the terms. The Lender has explained the relevant terms as requested by the Borrower. The Borrower has carefully read and fully understood all the terms of the contract (including Section 1 "Loan Terms" and Section 2 "Small Business Loan Contract Terms"). Both Lender and Borrower have the same understanding regarding the terms of this contract, and have no objection to the content of the contract.

Lender (seal):

Responsible Person / Authorized Agent:	Zhang Kailiang

Borrower (seal):

Legal Representative / Authorized Agent:	Liu Yabin

Contract signed on:  2010.11.30